As filed with the Securities and Exchange Commission on June 4, 2004	Registration No. 333-______

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PRIORITY HEALTHCARE CORPORATION
(Exact name of registrant as specified in its charter)

Indiana (State or other jurisdiction of incorporation or organization) 250 Technology Park Lake Mary, Florida (Address of principal executive offices)	35-1927379 (I.R.S. Employer Identification No.) 32746 (Zip Code)

PRIORITY HEALTHCARE CORPORATION
OUTSIDE DIRECTORS STOCK PLAN
(Full title of the plan)

Steven D. Cosler
President and Chief Executive Officer
250 Technology Park
Lake Mary, Florida 32746
(Name and address of agent for service)

(407) 804-6700
(Telephone number, including area code, of agent for service)

Copy to:
James A. Aschleman, Esq.
Baker & Daniels
300 North Meridian Street, Suite 2700
Indianapolis, Indiana 46204
(317) 237-0300

CALCULATION OF REGISTRATION FEE

Title of Securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Class B Common Stock,
$0.01 par value	100,000	$20.26 (3)	$2,026,000 (3)	$256.70 (3)

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933 (the "Securities Act"), this Registration Statement also registers additional shares of Common Stock as may be offered or issued to prevent dilution resulting from stock splits, stock dividends and similar transactions.
(2)	It is impracticable to state the maximum offering price. Shares offered pursuant to stock options granted under the Outside Directors Stock Plan are to be offered at the fair market value of one share of Class B Common Stock of Priority Healthcare Corporation on the date the options are granted.
(3)	Estimated solely for purposes of calculating the registration fee and computed in accordance with Rule 457(c) and (h) under the Securities Act using the average of the high and low sale prices of the Class B Common Stock as reported by the Nasdaq National Market System on May 28, 2004 which was $20.26 per share.

        The Registrant’s Registration Statement on Form S-8 (Registration No. 333-61479) is incorporated herein by reference.

SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lake Mary, State of Florida, on May 17, 2004.

PRIORITY HEALTHCARE CORPORATION

By:	/s/ Steven D. Cosler
Steven D. Cosler President and Chief Executive Officer

POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in their respective capacities and on the respective dates indicated opposite their names. Each person whose signature appears below hereby authorizes each of Steven D. Cosler and Rebecca M. Shanahan, each with full power of substitution, to execute in the name and on behalf of such person any post-effective amendment to this Registration Statement and to file the same, with exhibits thereto, and other documents in connection therewith, making such changes in this Registration Statement as the registrant deems appropriate, and appoints each of Steven D. Cosler and Rebecca M. Shanahan, each with full power of substitution, attorney-in-fact to sign any amendment and any post-effective amendment to this Registration Statement and to file the same, with exhibits thereto, and other documents in connection therewith.

Signature	Title	Date

/s/ William E. Bindley	Chairman of the Board	May 17, 2004
William E. Bindley

/s/ Robert L. Myers	Vice Chairman of the Board	May 17, 2004
Robert L. Myers

/s/ Steven D. Cosler	President, Chief Executive Officer and	May 17, 2004
Steven D. Cosler	Director (Principal Executive Officer)

/s/ Stephen M. Saft	Senior Vice President, Chief Financial Officer and	May 17, 2004
Stephen M. Saft	Treasurer (Principal Financial and Accounting Officer)

/s/ Kathleen R. Hurtado	Director	May 19, 2004
Kathleen R. Hurtado

/s/ Michael D. McCormick	Director	May 17, 2004
Michael D. McCormick

/s/ Richard W. Roberson	Director	May 17, 2004
Richard W. Roberson

/s/ Thomas J. Salentine	Director	May 17, 2004
Thomas J. Salentine

/s/ Glenn D. Steele, Jr.	Director	May 18, 2004
Glenn D. Steele, Jr., M.D., Ph.D.

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit
4.1	(i)	Restated Articles of Incorporation of the Registrant. (The copy of this Exhibit filed as
Exhibit 4.1 to the Company's Registration Statement on Form S-8 (Registration
No. 333-82481) is incorporated herein by reference.)

(ii)	Articles of Amendment to the Restated Articles of Incorporation of the Registrant. (The
copy of this exhibit filed as Exhibit 3-A(ii) to the Company's Quarterly Report on
Form 10-Q for the quarter ended July 1, 2000, is incorporated herein by reference.)

4.2	By-Laws of the Registrant, as amended to date. (The copy of this Exhibit filed as Exhibit 3-B to the Company's Quarterly Report on Form 10-Q for the quarter ended June 28, 2003, is incorporated herein by reference.)

4.3	Priority Healthcare Corporation Outside Directors Stock Plan (as amended and restated to reflect all amendments adopted through May 17, 2004). (The copy of this Exhibit filed as Appendix A to the Company's Definitive Proxy Statement filed on March 31, 2004 (File No. 000-23249), is incorporated herein by reference.)

5	Opinion of Baker & Daniels, counsel for Registrant, as to the legality of the securities being registered.

23.1	Consent of Independent Registered Certified Public Accounting Firm.

23.2	Consent of Baker & Daniels (included in the Baker & Daniels Opinion filed as Exhibit 5).

24	Powers of Attorney (included on the Signature Page of the Registration Statement).